                                                                    EXHIBIT 10.3


                        AGREEMENT MADE AS OF JULY 1, 1999
                                 BY AND BETWEEN
                          MICHAEL SREDNICK ("SREDNICK")
                                       AND
                 SALTON INC., A DELAWARE CORPORATION ("SALTON")


WHEREAS:

A. Srednick is sometimes referred to for convenience in this Agreement as "Seller";

B. Seller desires to acquire an option to sell to Salton (the "Put") and Salton desires to acquire an option to purchase from Seller (the "Call") all of the outstanding shares of stock (the "Stock") of Srednick and Associates, Ltd. (the "Company").


THEREFORE, Seller and Salton agree as set forth below.

1. Property Subject to Options. The property subject to the Put and the Call is all right, title and interest in the Stock.

2.       Seller's Put; Purchase Price.

         (a) Seller shall have the right to exercise its Put of the Stock during a period ("Put Period") that commences December 1, 1999, and ends at the close of business, CST, on the thirtieth (30th day) next following the first day of the Put Period (including the first day of the Put Period). If Seller does not exercise its Put within the Put Period, the Put shall terminate automatically without any notice from Salton and Seller shall have no further right to compel Salton to purchase the Stock.

         (b) If Seller gives Notice to Salton of Seller's exercise of its Put, there shall be a closing of the sale pursuant to the Put (the "Closing") which shall occur as set forth in Section 6(c) not later than sixty (60) days after such Notice is given on a date designated by Salton, except that if the sixtieth (60th) day is not a day when banks in Los Angeles and New York City are both open for business ("Business Day"), then the Closing shall occur not later then the next day that is a Business Day.

         (c) If Seller's Put is exercised, the total purchase price to be paid to Seller for the Stock is thirteen million seven hundred fifty thousand dollars ($13,750,000) of which six million eight hundred seventy-five thousand dollars ($6,875,000) shall be paid in cash and six million eight hundred seventy-five thousand dollars ($6,875,000) shall be paid in shares of Common Stock of Salton (the "Salton Shares") valued as set forth in Section 5.

3.       Salton's Call; Purchase Price.

         (c) Salton shall have the right to exercise its Call on the Stock within a thirty (30) day period ("Call Period") that begins on the day next following the end of the Put Period and ends on the close of business, CST, on the thirtieth (30th) day next following the commencement of the Call Period (including the first day of the Call Period). If Salton has not exercised its Call within the Call Period, the Call shall terminate automatically without any notice from Seller and Salton shall have no further right to compel Seller to sell the Stock.

         (d) Upon Salton giving Notice to Seller of Salton's exercise of its Call, there shall be a Closing of the sale pursuant to the Call which shall occur as set forth in Section 6(c) not later than thirty (30) days after such Notice is given on a date designated by Salton, except that if the thirtieth (30th) day is not a Business Day, then the Closing shall occur not later then the next day that is a Business Day.

         (e) If Salton's Call is exercised by Salton, the total purchase price to be paid to Seller for the Stock is thirteen million five hundred thousand dollars ($13,500,000) of which six million seven hundred fifty thousand dollars ($6,750,000) shall be payable in cash and six million seven hundred fifty thousand dollars ($6,750,000) shall be payable in Salton Shares valued as set forth in Section 5. forth in Section 5.

4. Terms of Payment, The total purchase price owing to Seller shall be paid as set forth below.

         (e) Put Price. On the exercise of Seller's Put, the total purchase price, $13,750,000, shall be paid as follows:

              (i) On the Closing (defined in Section 6(c) below), one million three hundred seventy-five thousand dollars ($1,375,000) shall be paid in cash and six million eight hundred seventy-five thousand dollars ($6,875,000) shall be paid in shares of the Common Stock of Salton (the "Salton Shares"). The cash portion of the purchase price to be paid at the Closing shall be delivered by Federal Funds wired to a bank account designated by Seller prior to the date of the Closing. The portion of the purchase price to be paid in Salton Shares shall be delivered in one or more stock certificates of Salton evidencing the Salton Shares registered in the name of Seller.

              (ii) The balance of the cash portion of the purchase price, five million five hundred thousand dollars ($5,500,000) shall be paid in four equal installments of one million three hundred seventy-five thousand dollars ($1,375,000) each, without interest, on the first day of July, 2000, 2001, 2002 and 2003 unless such July 1 is not a

                    Business Day, in which case the payment shall be made on the next date which is Business Day. Each installment shall be delivered by federal funds wired to a bank account designated by Seller prior to the date of Closing or to such other bank account as may be designated by Seller from time to time at least ten (10) days prior to the payment due date.

         (f) Call Price. On the exercise of Purchaser's Call, the total purchase price, $13,500,000, owing to Seller shall be paid as set forth below:

              (ii) On the Closing (defined in Section 6(c) below), one million three hundred thousand dollars ($1,300,000) shall be paid in cash and six million five hundred thousand dollars ($6,500,000) shall be paid in shares of the Common Stock of Salton (the "Salton Shares"). The cash portion of the purchase price to be paid at the Closing shall be delivered by Federal Funds wired to a bank account designated by Seller prior to the date of the Closing. The portion of the purchase price to be paid in Salton Shares shall be delivered in one or more stock certificates of Salton evidencing the Salton Shares registered in the name of Seller.

              (iii) The balance of the cash portion of purchase price, five million four hundred thousand dollars ($5,400,000) shall be paid in four equal installments of one million three hundred fifty thousand dollars ($1,350,000) each, without interest, on the first days of July, 2000, 2001, 2002 and 2003 unless such July 1 is not a Business Day, in which case the payment shall be made on the next date which is Business Day. Each installment shall be delivered by federal funds wired to a bank account designated by Seller prior to the date of Closing or to such other bank account as may be designated by Seller from time to time at least ten (10) days prior to the payment due date.

         (b) Advance Payments. Salton shall receive credit at a Closing under this Agreement, and, to the extent of Salton's payments, against the annual installments of the purchase to be paid in cash, for payments made by Salton after the date hereof, as advances toward the cash portion of the purchase price in the event the call or the Put is exercised.

5. Calculation of Number of Shares to be Delivered to Seller at Closing. Calculation of Number of Shares to be delivered to Seller at Closing.

         (a) On Exercise of Put. The number of shares of common stock of Salton to be delivered to Seller on the Closing shall be the greater of the following two numbers: (i) two hundred thirty-seven thousand and sixty-nine (237,069) or (ii) 6,875,000 divided by the Average Salton Price as defined in this Section 5.

         (b) On Exercise of Call. The number of shares of common stock of Salton to be delivered to Seller on the Closing shall be the greater of the following two numbers: (i) two hundred twenty-four thousand one hundred thirty eight (224,138) or (ii) 6,500,000 divided by the Average Salton Price as defined in this Section 5.

         (c) The "Average Salton Price" shall be the average of the closing prices of Salton common stock on the New York Stock Exchange ("NYSE") as reported on the NYSE Composite Transaction Tape for the twenty trading days ending on the third trading day preceding the Closing Date.

6.       Conditions to Closing.

         (a) Seller Conditions. At or before the Closing, Seller shall have received the following:

              (i) a copy of the Articles of Incorporation, as amended, of Salton certified by the Delaware Secretary of State;

              (ii) a copy of the By-Laws of Salton and a copy of the Unanimous Consent of Directors of the Board of Directors of Salton authorizing the execution, delivery and performance of this Agreement, both certified by the Secretary of Salton;

              (iii) a good standing certificate of Salton certified by the
                    Secretary of State of Delaware;

              (iv) a bring down certificate executed by an officer of Salton certifying that the representations and warranties of Salton set forth in Section 8 below are true and correct as of the Closing;

              (v) Seller shall have received the cash portion of the purchase price to be delivered at the Closing; and

              (vi) Seller shall have received certificates for Salton Shares issued in the name of Seller bearing a restrictive legend which permits the Salton Shares to be sold only pursuant to a registered offering pursuant to Section 9 or pursuant to Rule 144 adopted by the Securities and Exchange Commission and as amended after the date hereof..

         (b) Salton Conditions. At or before the Closing, Salton shall have received the following:

              (i) a copy of the Articles of Incorporation, as amended, of the Company certified by the California Secretary of State;

              (ii) a good standing certificate of the Company certified by the Secretary of State of California;

              (iii) a copy of the organizational documents of MikeSam and the operating agreement of MikeSam LLC;

              (iv) a bring down certificate executed by an officer of the Company certifying that the representations and warranties of Seller set forth in Section 7 below are true and correct as of the Closing Date;

              (v) evidence of Uniform Commercial Code searches, searches, federal tax lien searches and other certificates reasonably requested by Salton in order to confirm that the Stock being sold hereunder by Seller and the interest of the Company in MikeSam are free and clear of all pledges, security interests, Liens and encumbrances;

              (vi) a stock certificate of the Company evidencing all of the outstanding shares of the Company duly assigned to Salton;

              (vii) such other documents and assignments as Salton may require reasonably in order to effect the assignment and transfer to Salton of the Stock sold hereunder; and

              (viii) Salton shall have such consents, if any, as Salton
                     determines are required under Salton's existing Credit Agreement with Lehman Brothers Commercial Paper Inc. as Administrative Agent for the several bank lenders who are parties from time to time to the Credit Agreement.

         (c) Closing. The Closing shall occur on the date as determined above in this Agreement at the offices of Sonnenschein Nath & Rosenthal located at Suite 1500, 601 South Figueroa Street, Los Angeles, CA 90017 at 10 A.M., CST. At the Closing, Seller and Salton shall each make the deliveries required of them as set forth above.

7. Representations and Warranties of Seller. Seller represents, warrants and agrees with Salton that, as of the date hereof and up to and including (except as otherwise herein provided) the date of Closing that each of the following representations is true and correct:

         (a) No Assets Except Interest in MikeSam. As of the Closing, the Company has no property or assets of any kind whatsoever except its interest in MikeSam LLC, a California limited liability company ("MikeSam").

         (b) Only Asset of MikeSam. MikeSam's only asset is its existing 15% interest in a Joint Venture Agreement dated as of March 1, 1995 ("JV Agreement") by and among Salton, Foreman Productions, Inc. and Benjamin H., a California corporation, creating a joint venture ("JV").

         (c) Benjamin H. Benjamin H., a California corporation, never held an interest in the JV and MikeSam holds the 15% interest in the JV designated as belonging to Benjamin H.

         (d) Only Members of MikeSam. The only two members of MikeSam are Sam Perlmutter, an individual, and the Company.

         (e) No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company, or (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Company any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon any assets of the Company in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which the Company or Seller is a party or by which they or any of their respective properties or assets may be bound or affected or (c) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to the Company, or the Seller or any of their respective properties.

         (f) Capitalization of the Company. The authorized capital stock of the Company consists solely of One Hundred Thousand (100,000) shares of Common Stock, and there are issued and outstanding One Thousand (1,000) shares of Common Stock owned of record and beneficially by the Seller, free and clear of all Liens. There are no shares of Common Stock held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid, non-assessable and are without, and were not issued in violation of, any preemptive rights. No other class of capital stock of the Company is authorized, issued or outstanding, and there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from the Company any shares of capital stock of the Company, or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company, or any other security of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the capital stock of the Company. Upon delivery of and payment for the Stock as herein provided, Seller shall convey to Salton valid and marketable title thereto, free and clear of any Liens. No other Person, including Affiliates of the Seller has any rights in, to or under or with respect to the Stock. Upon delivery and payment for the Stock as herein provided, such Stock shall be duly authorized, validly issued, fully paid and non-assessable.

         (g) Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent or approval of, any third party or any Governmental Authority is necessary for the consummation by the Seller of the transactions contemplated by this Agreement or to enable the Company to continue to hold its interest in MikeSam after the Closing.

         (h) Books and Records. The books and records of the Company are, and have been, maintained in the usual, regular, ordinary and appropriate manner by the Company and all of the transactions of the Company are properly reflected therein.

         (i) Financial Statements. Seller has furnished to Salton (a) copies of the reviewed balance sheet of the Company as of the last day in the period ended December 31, 1998, together with the related reviewed statements of income, stockholder equity and changes in cash flows for such year, and the notes and supplementary information thereto, accompanied by the review reports thereon of the Company's independent public accountant, and (b) shall deliver no later than December 10, 1999 copies of the unaudited balance sheet of the Company as of November 30, 1999 (the "Most Recent Balance Sheet"), together with the related unaudited consolidated statements of income, stockholder equity and changes in cash flows for the eleven month period ended on such date, certified by the Seller (such reviewed and unaudited financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements and each item therein, including any notes thereto (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby ("GAAP"), (ii) present fairly the financial position as of such dates and for the periods then ended, (iii) are accurate, correct and complete and in accordance with the books of account and records of the Company and (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes.

         (j) C Status. The Company has never elected so called Subchapter S status under Section 1351 et seq. of the Internal Revenue Code of 1986, as amended, and has always been taxed for federal income tax purposes as a so called C corporation.

         (k) Absence of Undisclosed Liabilities. As of the Closing, there are no Liabilities, commitments or obligations of the Company of any kind whatsoever, there is no valid basis for the assertion of any such Liabilities, commitments or obligations, and no existing condition, situation or set of circumstances which is reasonably likely to result in such a Liability, commitment or obligation.

         (l) Litigation. There are no Claims pending or threatened before any Governmental Authority or before any arbitrator of any nature, brought by or against the Seller or the Company involving, affecting or relating to the business, assets, operations or securities of the Company, or the transactions contemplated by this Agreement, nor is there any basis for any such Claim. Neither of the Company nor the Seller, or their respective assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator.

         (m) Liens and Encumbrances. The Company holds and owns full, unconditional, good and marketable title to its interest in MikeSam free and clear of all Liens.

         (n) Contracts. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a default under or a breach of any provisions of any Contract of the Company.

         (o) Absence of Employee Benefit Plans. As of the Closing, the Company does not maintain nor does it have any liability with respect to an employee benefit plan as defined in ERISA.

         (p) ERISA. There are no facts which could give rise to any Claim against or liability of the Company, the Seller or Salton for failure to comply with ERISA or the Code.

         (q) Environmental Matters. (a) The Company is and at all times has been, in compliance with all applicable Environmental Laws. The Company is not subject to any requirement to have any permits and other governmental authorizations under applicable Environmental Laws. The Company has not received any communication (written or oral), whether from a Governmental Authority, Person, citizens group or otherwise, that alleges that the Company is not or was not in compliance with any Environmental Law. (b) There is no Environmental Claim pending or threatened against the Company or against any Person whose Liability for any Environmental Claim that the Company has or may have retained or assumed either contractually or by operation of law.

         (r) Taxes. The Company has timely filed or caused to be filed all federal, state, local and foreign Tax (as defined below) and information returns required to be filed and has paid all Taxes required to be paid in respect of the periods for which returns are due, and will deliver to Salton an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved up to and including the Closing. For these purposes, the Tax attributable to the period including the Closing should be determined as if the taxable year ended at the Closing. The Company is not delinquent in the payment of any Tax, and no deficiencies for any Tax, assessment or governmental charge have been or will be claimed, proposed, assessed or threatened. There are no Liens on the assets of the Company for unpaid Taxes. No waiver or extension of time to assess any Taxes has been given or requested. No claim has been made by any taxing authority in any jurisdiction that the Company is or may be subject to taxation by that jurisdiction. For the purposes of this Section, the term "Tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any federal, state, local or foreign or other taxing authority on the Company or any of its former or present properties, assets or operations (including as a result of being a member of an affiliated, combined or unitary group or as a result of any obligation arising out of an agreement to indemnify any other Person), and including those related to income, employee welfare or retirement (including social security), gross receipts, sales, use, occupation, services, leasing, valuation, addition of value, transfer, license, customs duties or franchise. For periods subsequent to 1995, the Company's Tax Returns have never been audited by the Internal Revenue Service or comparable state, local or foreign agencies. The Company has not been a member of an Affiliated Group or been included in a combined, consolidated or unitary Tax return. The Company is not a party to or bound by any Tax allocation or Tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to Taxes. The Company is not required to make any adjustments under
              Section 481(a) of the Code by reason of a change in accounting method which affects any taxable year ending after the Closing Date, or has any application pending to effect such a change of accounting method.

         (s) Compliance with Applicable Law. (a) The Company does not require and has no licenses, permits, franchises, authorizations, registrations and approvals (the "Licenses") from any Governmental Authority and is not and will not be subject to any pending or threatened administrative or judicial proceeding with respect to the lack thereof. The Company has not acted or been in violation of, any Rule of any Governmental Authority applicable to the Company or its assets or prior operations.

         (t) Brokers' Fees and Commissions. The Seller has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby.

         (u) Labor Matters. (a) At the Closing, no present or former employee or independent contractor performing services for the Company has a Claim pending or has threatened to or will make a Claim against the Company (under any Rule of any Governmental Authority or otherwise), including any Claim for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period), (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the Company's current fiscal year, (iv) any violation of any Rule or contract relating to minimum wages or maximum hours of work, (v) discrimination against employees on any basis, (vi) unlawful or wrongful employment or termination practices, (vii) unlawful retirement, termination or labor relations practices or breach of contract or
              (viii) any violation of occupational safety or health standards. There are and will be no administrative charges, arbitration or mediation proceedings or court complaints pending or threatened against the Company before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency or any other entity concerning alleged employment discrimination, contract violation or any other matters relating to the employment of labor. There is and will be no unfair labor practice charge or complaint pending or threatened against the Company before the National Labor Relations Board or any similar state or local body.

         (v) The Company is and has been in compliance with all applicable Rules relating to the employment of labor, including employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, occupational health and safety, severance, termination or discharge, collective bargaining and the payment of employee welfare and retirement and other taxes, the Worker Adjustment Retraining and Notification Act and the Immigration Reform and Control Act of 1986, each as amended, and is not engaged in any unfair labor practice or any violation of any other law, rule or regulation concerning employment or retention of independent contractors.

         (w) At the Closing, the Company has no employees except Seller. As of the Closing Date, the Company will not a signatory or party to, or otherwise bound by, a collective bargaining agreement (or any other agreement with any labor organization) which covers employees of the Company, and there is no activity or proceeding of any labor organization (or representative thereof) to organize any unorganized employees of the Company. There is not pending or threatened against the Company any labor dispute, grievance, slowdown, lockout, strike, work stoppage or other collective labor action in effect, pending or threatened against or affecting the Company.

         (x) Accounts Receivable; Liabilities. At the Closing, the Company has no accounts receivable or liabilities and will have no liability for any healthcare, medical, disability, death benefit or similar expenses of any director or employee of the Company or any other Person which are the result of injuries or illnesses which occurred prior to the Closing (regardless of when such expenses are incurred).

         (y)  The Company does not own, lease or sublease any real property.

         (z) Disclosure. All documents, agreements and other papers and materials delivered by or on behalf of the Seller in connection with this Agreement, and the transactions contemplated hereby and thereby are true, complete and accurate. None of the representations, warranties or statements of the Seller contained in this Agreement or in any Schedules or Exhibits hereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the representations, warranties or statements made, in the context in which made, not false or misleading. There is no fact that the Seller has not disclosed to Salton in writing that causes an adverse effect or could result in an adverse effect. The Seller acknowledges that the statements contained in this Section shall not be deemed to limit or qualify any of the other representations or warranties contained in this Agreement, in any Schedules or Exhibits hereto or in any agreement or document delivered in connection herewith.

         (aa) Seller has no commitment or legal obligation, absolute or contingent, to any Person other than Salton to sell, assign, license, transfer or effect a sale of any of the Stock or to enter into any contract or cause the entering into of a contract with respect to the Stock.

         (bb) The Company is a duly organized and existing corporation in good standing under the laws of California.

         (cc) Seller has the legal capacity to own the Stock and to enter into and perform this Agreement and the Company has been duly authorized by the unanimous written consent of its sole stockholder enter into and to perform this Agreement.

         (dd) As of the Closing Date, Seller shall own all right, title and interest in and to Stock free and clear of all pledges, security interests, liens and encumbrances.

         (ee) The Company has all requisite power and authority to own its properties and the Company is not insolvent within the meaning of
              Section 1-201(23) of the Uniform Commercial Code. No order has been made or petition presented or resolution adopted which relates to the winding-up of the Company or for an administration order in respect of the Company, nor has any administrative receiver, receiver or receiver and manager been appointed by any Governmental Authority or other Person with respect to all or part of the assets of the Company, and no power to make any such appointment has arisen. The Company has delivered to Purchaser complete and correct copies of the Articles of Incorporation (or comparable organizational documents) presently in effect for the Company, and the Company is not in default under or in violation of any provision of such documents. The Company does not have any business subsidiaries or investments, direct or indirect, in any Person other than its interest as a member of MikeSam.

         (ff) The Company is qualified or licensed to do business and is in good standing in California which is the only jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification.

         (gg) This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Salton, constitute valid and binding legal obligations of the Seller, enforceable against the Seller in accordance with its terms.

         (hh) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will
              (a) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Company) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon the property or assets of the Company, or (c) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to the Company or the Seller.

         (ii) No Filing Required. No filing or registration with, no notice to and no permit, authorization, consent or approval of, any third party or any Governmental Authority is necessary for the consummation of the transactions contemplated by this Agreement or to enable the Company to continue to exist after the Closing Date.

         (jj) Books and Records. The books and records of the Company are, and have been, maintained in the usual, regular, ordinary and appropriate manner by Seller or its agents, and all of the transactions of the Company are properly reflected therein.

5. Representations and Warranties of Salton. Salton represents and warrants and agrees with MikeSam that, as of the date hereof and up to and including the date of closing that each of the following representations is true and correct:

         (a) Organization. Salton is a duly organized and existing corporation under the laws of the State of Delaware.

         (b) Corporate Authority. Salton has the corporate power under its articles of incorporation and by laws to enter into and perform this Agreement.

         (c) Board Approval. The Board of Directors of Salton has, by unanimous written consent in lieu of a special meeting, authorized Salton to enter into and perform this Agreement.

         (d) Restrictions on Salton. There are no contracts currently in effect which limit or restrict the right of Salton to enter into or perform this Agreement except only that Salton may determine that it requires consent from its lenders under the Second Amended and Restated Credit Agreement by and among Salton and Lehmann Brothers Commercial Paper, Inc., as Administrative Agent for the several lenders who are parties from time to time to such agreement ("Credit Agreement") to enter into and close the transactions contemplated by this Agreement.

         (e) No Defaults. There are no existing uncured events of default on the part of Salton under its Credit Agreement.

         (f) Shares Available. Salton has authorized but unissued shares of Common Stock and shares of Common Stock held as Treasury shares and has reserved, and shall continue to keep reserved for issuance in connection with the Closing of this Agreement a sufficient number of Shares to satisfy its obligation to deliver the number of Shares necessary to close this Agreement.

6.       Demand Registration of Salton Shares.

         (a) Requests for Registration. The holders of a majority of the Salton Shares may make one request for registration under the Securities Act of all or part of their Salton Shares on Form S-1 or any similar long-form registration ("Long-Form Registration") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registration"). The request for a Demand Registration (as defined below) shall specify the approximate number of Salton Shares requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, Salton will give written notice of such requested registration to all other registered holders of the Salton Shares and, subject to Section 8 (b) below, will include in such registration all Salton Shares with respect to which Salton has received written requests for inclusion therein within fifteen (15) business days after the receipt of Salton `s notice. The registration requested pursuant to this
              Section 9 (a) is referred to herein as the "Demand Registration." The holders of the Salton Shares taken together will be entitled to request for their collective benefit only one (1) Demand Registration. Salton will pay all Registration Expenses (as defined in this Section 9 in connection with such Demand Registration whether or not the Registration becomes effective.

         (b) Priority on Demand Registrations. Salton may include in the Demand Registration securities of Salton which are not Salton Shares without the consent of the holders of the Salton Shares to be included in such registration unless the managing underwriters of the Demand Registration advise Salton in writing that, in their opinion, the number of Salton Shares and other securities of Salton requested to be included in such offering exceeds the number of securities of Salton which can be sold therein without adversely affecting the marketability of the offering. If such managing underwriters so advise Salton, Salton will include in such registration, prior to the inclusion of any securities of Salton which are not Salton Shares, the number of Salton Shares requested to be included, which in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares of Salton Shares owned by each such holder.

         (c) Selection of Underwriters. The Demand Registration will be managed by the holders of Salton Shares as follows: (i) the holders of a majority of the Salton Shares included in the Demand Registration will have the right to select the managing underwriters to administer the offering, subject to Salton's approval; and (ii) in consultation with the managing underwriter(s), the holders of a majority of the Salton Shares will have the power to determine the number of Salton Shares to be included in the offering (subject to the applicable limitations set forth herein), the offering price per Salton Share, the underwriting discounts and commissions per Salton Share, the timing of the registration (subject to the applicable limitations set forth herein) and all other administrative matters related to the registration.

         (d)  Piggyback Registrations.

              (i) Option to Offer Piggyback. Whenever Salton proposes to register any of its securities under the Securities Act and the registration form to be used for the registration of such securities (a "Piggyback Registration"), whether or not for sale for its own account, Salton may elect to give prompt written notice to the holders of Salton Shares of its intention to effect such a registration and to include in such registration all Salton Shares with respect to which Salton has received written requests for inclusion therein within 15 business days after the receipt of Salton's notice, subject to the terms of this Section 9.

              (ii) Piggyback Expenses. The Registration Expenses of the holders of Salton Shares will be paid by Salton in all Piggyback Registrations.

              (iii) Loss of Demand Registration. If the holders off Salton Shares sell or are offered the right to sell at least seventy five percent (75%) of the total number of Salton Shares issued at the Closing in one or more Piggy Back Registrations, the holders of Salton Shares shall no longer be entitled to receive a Demand Registration under this Agreement.

         (e)  Holdback Agreements.

              (i) Each holder of Salton Shares agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Salton, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the one hundred eighty (180) day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

              (ii) Salton agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the one hundred eighty (180) day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

         (f) Registration Procedures. Whenever the holders of Salton Shares have requested that any Salton Shares be registered pursuant to this Agreement, Salton will use its reasonable efforts to effect the registration and the sale of such Salton Shares in accordance with the intended method of disposition thereof and pursuant thereto Salton will as expeditiously as possible:

              (i) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 9 (h) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Salton Shares by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

              (ii) furnish to each seller of Salton Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Salton Shares owned by such seller;

              (iii) use its reasonable efforts to register or qualify the Salton
                    Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Salton Shares owned by such seller (provided that Salton will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

              (iv) notify each seller of such Salton Shares, at any time when the prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, Salton will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Salton Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (v) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Salton Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Salton Shares;

              (vi) make available for inspection by any seller of Salton Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Salton, and cause Salton's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

              (vii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, Salton will use reasonable efforts promptly to obtain the withdrawal of such order;

              (viii) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the Closing under the underwriting agreement), signed by Salton's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Salton Shares being sold reasonably request (provided that such Salton Shares constitute at least 10% of the securities covered by such registration statement);

              (ix) provide a legal opinion of Salton's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the Closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

              (x) Salton may require each seller of Salton Shares as to which any registration is being effected to furnish Salton such information regarding such seller and the distribution of such securities as Salton may from time to time reasonably request in writing.

         (g) Registration Expenses. All expenses incident to Salton's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing the securities to be registered on the New York Stock Exchange, and fees and disbursements of counsel for Salton and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Salton (all such expenses being herein called "Registration Expenses"), will be borne by Salton.

         (h) Delay of Registration. Notwithstanding the foregoing, Salton shall have the right to delay the effectiveness of the registration and of the listing of the Salton Shares for a period of up to one hundred eighty (180) days if: there are, in Salton's judgment, possible developments, events or actions which may occur concerning Salton or its business which would be required to be disclosed in a registration statement filed with the SEC, which are not in the best interest of Salton to disclose and need not be disclosed under the Securities Act unless and until such developments, events or actions occur.

         (i) Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s); provided, that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested Salton to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.       Indemnification.

         (a) Salton. Salton agrees to indemnify and hold harmless each holder of Salton Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, actions, proceedings, judgments, damages and liabilities, joint or several, to which such holder or any such director, officer or controlling person may become subject to under the Securities Act or otherwise (collectively "Loss"), insofar as such Loss arises out of or is based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (relating to the Salton Shares) or
              (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and Salton will reimburse such holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss; provided, however, that Salton shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to Salton by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Salton has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Salton will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Salton Shares.

         (b) Seller. In connection with any registration statement in which a holder of Salton Shares is participating, each such holder will furnish to Salton in writing such information and affidavits as Salton reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless each other holder of Salton Shares, Salton, its directors and officers and each other Person who controls Salton (within the meaning of the Securities
              Act) against any Loss, joint or several, to which such other holder, Salton or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to Salton by such holder expressly for use therein, and such holder will reimburse Salton and each such director, officer and controlling Person and each other holder of Salton Shares for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss.

         (c) Notice; Defense. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably acceptable to the indemnifying party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. Salton also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event Salton's indemnification is unavailable for any reason.

8. Survival of Representations, Warranties. All representations and warranties of Seller and Salton contained herein shall survive the Closing Date and shall terminate at the close of twenty four (24) full calendar months next following the Closing Date. Upon the termination of a representation or warranty in accordance with the foregoing, the representation or warranty shall have no further force or effect for any purpose under this Agreement, provided that, any representation or warranty in respect of which indemnity may be sought under Section 12 and the indemnity with respect thereto, shall survive the date at which it would otherwise terminate pursuant to this Section 12 if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

5.       Indemnification.

         (a) By Seller. Seller shall defend and indemnify Salton, and its officers and directors, and hold each of them harmless from and against any and all claims, demands, actions, suits, judgments, liability and loss, including legal fees and expenses and court costs (collectively, "Loss") incurred by any of them in connection with, arising out of, or resulting from (i) any breach of any representation or warranty made by Seller in this Agreement; or
              (ii) any failure by Seller to perform in a timely manner any agreement, covenant or obligation of Seller pursuant to this Agreement.

         (b) By Salton. Salton shall defend and indemnify Seller and hold Seller harmless from and against any and all Loss incurred by each of them in connection with, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by Salton in this Agreement or (ii) any failure by Salton to perform in a timely manner any agreement, covenant or obligation of Salton pursuant to this Agreement.

         (c) Defense of Claims. If a claim for Loss (a "Claim") is to be made by a party entitled to indemnification hereunder (the "Indemnified Party") against the party from whom indemnification is claimed (the "Indemnifying Party"), the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Loss for which indemnification may be sought under this Section 12. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within ten (10) business days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual Loss caused by such failure. Notwithstanding the foregoing, a Claim Notice must be made within the survival period set forth in this Section 12, whether or not the Indemnifying Party is prejudiced by any failure to give the Claim Notice. The Claim Notice shall describe in reasonable detail the nature of the Claim, including an estimate of the amount of Loss that have been or may be suffered or incurred by the Indemnified Party attributable to such Claim, the basis of the Indemnified Party's request for indemnification under the Agreement and all information in the Indemnified Party's possession relating to such Claim. After receipt of such Claim Notice, the Indemnifying Party shall be entitled, if it so elects, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action and (ii) to employ and engage attorneys of its own choice to handle and defend the same, provided however that the attorneys shall be reasonably acceptable to the Indemnified Party. If the Indemnifying Party fails to assume the defense of such Claim within ten (10) business days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the Claim, the Indemnifying Party will keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnifying Party if the Indemnified Party establishes that the conduct of its defense by the Indemnifying Party would reasonably be likely to prejudice materially the Indemnified Party due to a conflict of interest between the Indemnified Party and the Indemnifying Party; and provided further that in any event the Indemnified Party may participate in such defense at its own expense.

         (d) Settlement. In the event that the Indemnified Party settles any Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no further indemnification obligations under this Section 13 with respect to such Claim; provided, however, that if the Indemnifying Party refuses to defend or otherwise handle such Claim and it is subsequently determined that the Indemnifying Party is or was obligated to defend or indemnify the Indemnified Party with respect to such Claim, then the Indemnifying Party shall remain obligated with respect to such settlement amount. If the Indemnifying Party shall control the defense of any such Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a Claim or ceasing to defend such Claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement or cessation does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Claim, without prejudice. In the event that the Indemnifying Party proposes a settlement to any Claim with respect to which the Indemnifying Party is or was entitled to defend, which settlement is satisfactory to the party instituting such Claim, and the Indemnified Party withholds its consent to such settlement, and thereafter a final judgment is entered against the Indemnifying Party or Indemnified Party pursuant to which Loss exceeds the amount of the proposed settlement, then in such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Section 13 against and in respect of the amount by which the Loss resulting from such final judgment exceed the amount of the proposed settlement.

         (e) Mitigation. Each Indemnified Party shall have an obligation to mitigate Loss under this Agreement, and to that end each party shall use its reasonable efforts and shall consult and cooperate with each other with a view towards mitigating Loss, costs and expenses that may give rise to claims for indemnification under this Section 12.

         (f) Cooperation. In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use reasonable efforts to vigorously defend against and respond thereto and make available to each other such personnel, witnesses, books, records, documents or other information within its control that are necessary or appropriate for such defense; provided that, subject to this Section 12, the Indemnifying Party shall reimburse the Indemnified Party for its out of pocket expenses incurred in connection therewith.

         (g) Insurance Proceeds. With respect to any Claim required to be indemnified pursuant to this Agreement, so long as the Indemnifying Party has complied with its indemnification obligations on such Claim, (i) to the extent available, the Indemnified Party shall assign to the Indemnifying Party any applicable proceeds under any insurance policy which covers the matter which is the subject of the indemnification and shall take reasonable steps to insure that the Indemnifying Party obtains the benefits of such policy, including providing any notices as required under such policy; and (ii) if the Indemnified Party receives insurance proceeds with respect to any Loss paid by the Indemnifying Party, then the Indemnified Party shall reimburse the Indemnifying Party in an amount equivalent to such proceeds up to the amount actually paid by the Indemnifying Party.

         (h) Offset. If a Put or a Call is exercised under this Agreement, following the Closing of this Agreement, in addition to any other remedies set forth herein for the benefit of Salton, upon any breach by Seller of any representation, warranty or agreement by Seller set forth in this Agreement, including the indemnification provisions of this Section 12, Salton shall have the right to offset any amounts or any performance owing by Salton to Seller under this Agreement or any other agreement between Seller and Salton any the amount of any Loss incurred by Salton by reason of such breach by Seller.

6. Definitions. As used in this Agreement, the following capitalized terms shall have the following meaning.

         "Affiliate" shall mean (i) a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person and (ii) any parent, spouse, lineal descendant or adopted child of a Person specified in clause (i), any spouse or adopted child of any such descendant or any child of such spouse, the executors, administrators, conservators or personal representatives of any Person referred to in this clause (ii) and any Person which, directly or indirectly, is owned or controlled by one or more of the Persons referred to in this clause (ii);

         "Affiliated Group" means any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group under state, local or foreign income Tax law) of which the Company or any of its Affiliates is or has been a member;

         "Claims" shall mean all pending and threatened claims, actions, causes of action, demands, orders, notices, suits, grievances, proceedings, disputes, arbitrations and investigations;

         "Environmental Claim" shall mean any Claim (written or oral) by any Person or any Governmental Authority alleging potential Liability or obligations (including potential Liability or obligations for or requirement to incur investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company, or (ii) circumstances forming the basis of any violation, potential violation or alleged violation, or Liability, potential Liability or alleged Liability, under any Environmental Law;

         "Environmental Laws" shall mean all Rules and permit conditions relating to pollution or protection of human health or the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), including Rules relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

         "Governmental Authority" shall mean any court (federal, state, local, foreign or otherwise), any arbitration or other alternative dispute mechanism, any federal, state, local, foreign or other government or governmental department, agency, board, commission, bureau or instrumentality and any other regulatory authority;

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes;

         "Liens" shall mean all title defects, charges, claims, restrictions, liens, pledges, security interests, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, encroachments and other burdens, options, restrictions or encumbrances of any kind;

         "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity;

         "Rules" shall mean any federal, state, local or foreign statute, law, code, ordinance, rule, regulation, judgment, writ, decree, injunction, order, concession, grant, franchise, permit or license or other governmental or regulatory authorization or approval applicable to the Company or any of the Stockholders or any of their respective assets, properties or operations or any Plan;

7.       Miscellaneous.

         (a) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method and followed by a confirmation of receipt from the recipient of the notice; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., DHL); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent as indicated below:

         If to Seller:

              Michael Srednick
              131 Topsail Mall
              Marina Del Rey, California  90298
              Tel:  (310) 574-0066
              Fax:  (310) 574-0072

         With copies to:

              Dan B. Floyd, Esq.
              Floyd & Associates
              101 South Madison Avenue, Suite 200
              Pasadena, California  91101
              Tel:  (626) 440-1912
              Fax:  (626) 440-1952

         If to Salton, addressed to:

              Salton, Inc.
              550 Business Center Drive
              Mount Prospect, IL
              Attn: Leon Dreimann
              Chief Executive Officer
              Tel.:  847 803 4600
              Fax:  (847) 803-1211

         (b) Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to its choice of law provisions).

         (c) Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto and thereto, and the constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         (d) Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         (f) Titles; Gender. The titles, captions or headings of the Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

         (g) Waiver of Trial by Jury. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under or in connection with this Agreement or the transaction contemplated hereby.

         (h) Interpretation. The headings and captions contained in this Agreement and in the Schedules hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) Further Assurances. Each of Seller and Salton will use reasonable efforts to implement the provisions of this Agreement, including but not limited to the execution and delivery of such other documents (including any license, assignment or assumption agreement, official certificates of registration, renewals, transfers or other documents supporting ownership of trademarks) in addition to those required by this Agreement, in form and substance reasonably satisfactory to the other party, as may be reasonably deemed necessary to implement any provision of this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as the date first written above.

SALTON, INC.,
a Delaware corporation


           /s/ Leon Dreimann                          /s/ Michael Srednick
-----------------------------------------         ------------------------------
Name:  Leon Dreimann                                    Michael Srednick
Title:   Chief Executive Officer